Exhibit 4.1

Execution Version

RECEIVABLES PURCHASE AGREEMENT

between

COMENITY CAPITAL BANK

and

BREAD FINANCIAL FUNDING, LLC

Dated as of June 11, 2026

BREAD FINANCIAL CARD ISSUANCE TRUST

i

TABLE OF CONTENTS

		Page
Section 9.08	No Waiver; Cumulative Remedies	36
Section 9.09	Counterparts; Electronic Signatures	36
Section 9.10	Binding; Third-Party Beneficiaries	37
Section 9.11	Merger and Integration	37
Section 9.12	Headings	37
Section 9.13	Schedules and Exhibits	37
Section 9.14	Survival of Representations and Warranties	37
Section 9.15	Non-petition Covenant	37

ii

RECEIVABLES PURCHASE AGREEMENT, dated as of June 11, 2026 (this “Agreement”), by and between COMENITY CAPITAL BANK, a Utah industrial bank (together with its permitted successors and assigns, the “Seller”), and BREAD FINANCIAL FUNDING, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “BFF”).

W I T N E S S E T H:

WHEREAS, BFF desires to purchase, from time to time, certain Receivables (each capitalized term as hereinafter defined) existing or arising in designated credit card accounts of the Seller;

WHEREAS, the Seller desires to sell and assign, from time to time, certain Receivables to BFF upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by BFF to the Trust under and in accordance with the terms of the Transfer Agreement in connection with the issuance of notes secured by the Receivables;

WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Accounts and the Receivables shall be assigned by BFF for the benefit of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders;

WHEREAS, it is contemplated that this Agreement will define the contractual rights and responsibilities of the Seller and BFF, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest;

WHEREAS, it is contemplated that this Agreement will provide authority for the Bank to fulfill its duties and exercise its rights as the Seller under this Agreement separate and apart from its duties and rights as servicer, administrator or any other role or capacity which it shall assume in connection with the issuance of notes secured by the Receivables; and

WHEREAS, the Seller and BFF agree to and do hereby amend and restate the Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, it is hereby agreed by and between the Seller and BFF as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Account” means (a) each Initial Account (but only from and after the Initial Transfer Date), (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Automatic Additional Account (but only from and after the Addition Date with respect thereto), (d) each Related Account, and (e) each Transferred Account. The term “Account” shall exclude (i) any Removed Account and (ii) any Account all the Receivables of which are reassigned to the Seller pursuant to Section 6.01 or Section 6.02.

“Account Agreement” means, with respect to an Account, the agreement by and between the Seller (including the Seller as an assignee of any Other Originator) and any Person governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Account Guidelines” means the established policies and procedures of the Seller (including, if applicable with respect to periods before transfer to the Bank, the applicable Other Originator), (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, restated, supplemented or otherwise modified from time to time.

“Acquired Portfolio Receivable” means any receivable acquired by the Seller from any Other Originator in connection with the Seller’s acquisition of a portfolio of credit card accounts from such Other Originator (prior to the sale of such receivable to BFF pursuant to this Agreement).

“Addition Cut-Off Date” means, with respect to any Additional Accounts, the close of business on the date specified as such in the related Supplemental Conveyance (or, if no such date is specified, the close of business on the Business Day immediately preceding the Addition Date).

“Addition Date” means, (a) with respect to Additional Accounts, the date specified as such in the related Supplemental Conveyance and (b) with respect to Automatic Additional Accounts, the Automatic Addition Date.

“Additional Account” means each credit card account (a) established pursuant to an Account Agreement, (b) in any Approved Portfolio, and (c) designated pursuant to Section 2.02 to be included as an Account and identified on a supplement to the RPA Account Schedule delivered to BFF by Seller pursuant to Section 2.01(e) and Section 2.02(b).

“Agreement” means this Receivables Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Approved Portfolio” means (a) any credit card accounts included in a Proprietary Portfolio and (b) any credit card accounts included in any additional program portfolio that is designated as an Approved Portfolio pursuant to Section 2.04. For the avoidance of doubt, once a program portfolio is designated as an Approved Portfolio, it shall remain an Approved Portfolio notwithstanding a change in the name or rebranding of any Brand Partner associated with the Approved Portfolio.

“Automatic Addition Date” has the meaning set forth in the Transfer Agreement.

“Automatic Addition Suspension” has the meaning set forth in the Transfer Agreement.

“Automatic Addition Suspension Date” has the meaning set forth in the Transfer Agreement.

“Automatic Addition Termination Date” has the meaning set forth in the Transfer Agreement.

“Automatic Additional Account” has the meaning set forth in the Transfer Agreement.

“Bank” means Comenity Capital Bank, a Utah industrial bank, and any successor (by merger or consolidation) or assign of Comenity Capital Bank.

“BFF” has the meaning specified in the initial paragraph of this Agreement.

“Brand Partner” has the meaning specified in Section 6.03(a).

“Brand Partner Program” has the meaning specified in Section 6.03(a).

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York, Wilmington, Delaware or Draper, Utah are authorized or required by law, executive order or governmental decree to be closed.

“Cash Advance Fees” means cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement applicable to an Account.

“Collections” means all payments (including Insurance Proceeds and Recoveries) received in respect of the Receivables. Collections shall also include the amounts of Interchange (if any) and Merchant Discount Fees (if any) for such Monthly Period determined in accordance with Section 5.01(f) and deemed to be received on the related Transfer Date.

“Conveyance” has the meaning specified in Section 2.01(a).

“Cut-Off Date” means (a) with respect to each Initial Account, the Initial Cut-Off Date as specified in the related Supplemental Conveyance, (b) with respect to each Additional Account, the Addition Cut-Off Date as specified as such in the related Supplemental Conveyance, and (c) with respect to each Automatic Additional Account, the applicable Addition Date.

“Debtor Relief Laws” means (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivables” means Principal Receivables which are charged off as uncollectible or as having been created through fraudulent or counterfeit charge, in each case, on the Servicer’s computer file of Accounts on such Date of Processing in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables.

“Designation Date” has the meaning set forth in the Transfer Agreement.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Transfer Agreement.

“Eligible Account” means each credit card account in any Approved Portfolio owned by Seller established pursuant to an Account Agreement, which meets the following requirements as of the applicable Cut-Off Date:

(a) is a credit card account in existence and maintained with the Seller or an Affiliate of the Seller;

(b) is payable in Dollars;

(c) has an Obligor who is not identified by the Seller in its computer files as being involved in a proceeding under any Debtor Relief Law;

(d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address;

(e) has not been identified as an account with respect to which a related card has been lost or stolen;

(f) has not been sold or in which a security interest has not been granted by the Seller to any other party, unless any such security interest is released on or before the Initial Transfer Date (with respect to the Initial Accounts) or the Addition Date (with respect to the Additional Accounts and Automatic Additional Accounts);

(g) does not have any receivables that have been sold or pledged by the Seller to any Person other than BFF, unless any such pledge is released on or before the Initial Transfer Date (with respect to the Initial Accounts) or the Addition Date (with respect to the Additional Accounts and Automatic Additional Accounts); and

(h) does not have any receivables that are Defaulted Receivables or that have been identified by the Seller as having been incurred as a result of the fraudulent use of a related credit card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or which have been identified by the Seller in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related

Cut-Off Date; provided, that (i) the balance of all receivables included in such accounts is reflected on the books and records of the Seller (and is treated for purposes of this Agreement) as “zero” and (ii) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto and will not be reinstated by the Seller.

“Eligible Receivable” means each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the Seller (or, in the case of an Acquired Portfolio Receivable, the related Other Originator) and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the Seller (or, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Seller), in either case, the failure to comply with which would have a material adverse effect on BFF;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Seller (or, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Seller) of its obligations under the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which, immediately prior to the sale of such Receivable to BFF, the Seller has good and marketable title thereto, free and clear of all Liens (other than any Lien for taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(e) which has been the subject of a valid sale and assignment from the Seller to BFF of all the Seller’s right, title and interest therein (including any proceeds thereof);

(f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and general principles of equity (whether considered in a suit at law or in equity);

(g) which, at the time of the sale of such Receivable to BFF, has not been waived or modified except as permitted in accordance with Section 3.2(j) of the Servicing Agreement, Section 3.02 of this Agreement, the Account Guidelines, or as ordered by a court of competent jurisdiction or other Governmental Authority and which waiver or modification is reflected in the Seller’s computer file of Accounts;

(h) which, at the time of the sale of such Receivable to BFF, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief

Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity);

(i) as to which, at the time of the sale of such Receivable to BFF, the Seller has performed all obligations required to be performed by it under this Agreement and the Account Agreement in connection with such sale;

(j) as to which, at the time of the sale of such Receivable to BFF, the Seller has not taken any action which would impair, or omitted to take any action the omission of which would impair, in any material respect the rights of BFF therein; and

(k) which constitutes an “account” as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect BFF’s interest in such Receivable and the proceeds thereof.

“Execution Date” means June 11, 2026.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or the FDIC’s staff from time to time, and any successor thereto.

“FDIC Rule Interpretations” means any applicable published or informal interpretations, statements of policy or staff guidance issued by the FDIC or its staff interpreting or relating to the FDIC Rule.

“Finance Charge Receivables” means (a) all amounts billed to the Obligors or any Account in respect of (i) all Periodic Finance Charges, (ii) Cash Advance Fees, (iii) Late Fees, returned check fees, and non-sufficient fund fees, and (iv) any other fees and charges and (b) Discount Option Receivables, if any.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Inactive Account” means an Account with a Receivables balance of zero and on which no charges have been made for at least the preceding twelve (12) months.

“Indenture” means the Indenture, dated as of June 11, 2026, by and among the Trust, as issuer, the Indenture Trustee and the Securities Intermediary, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Initial Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement, which account is identified in the RPA Account Schedule delivered to BFF by the Seller pursuant to Section 2.01(e).

“Initial Transfer Date” means the date specified as such in the Supplemental Conveyance delivered by the Seller with respect to the Initial Accounts.

“Insolvency Event” has the meaning specified in Section 8.02.

“Insurance Proceeds” means any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability insurance policies or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” means all interchange fees or issuer rate fees payable to the Seller, in its capacity as credit card issuer, through VISA USA, Inc.®, MasterCard International Incorporated®, American Express Company® or any similar entity in connection with cardholder charges for goods or services.

“Late Fees” has the meaning specified in the Account Agreement applicable to each Account for late fees or similar terms.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

“Merchant Discount Fees” means the amounts realized by the Seller on account of merchant fees and discounts relating to credit sales with respect to the Accounts.

“Net Purchase Price” has the meaning specified in Section 3.02.

“Noteholder” means the holder of a note issued pursuant to the Indenture.

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” means a certificate delivered to BFF signed by any authorized officer of the Seller and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Other Originator” means any Person from which the Seller acquires a portfolio of credit card accounts any or all of which are subsequently designated as Accounts.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Periodic Finance Charges” means, with respect to any Account, all interest charges, finance charges, or similar charges accrued or assessed on such Account that are calculated by applying a periodic rate (whether daily, monthly, or otherwise) to all or any portion of the outstanding balance of such Account, however such charges may be designated in the related Account Agreement (including any charges designated as “interest,” “interest charges,” “finance charges,” “periodic finance charges,” “finance charges (due to periodic rate),” or similar terms).

“Person” means any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature, whether or not a legal entity.

“Principal Receivables” means all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proprietary Portfolio” means credit card accounts issued by the Bank, or an Affiliate of the Bank, (a) which bear either the Comenity or Bread Financial brand and not the brand of any other financial or non-financial organization and (b) the value proposition and rewards structure of which is not directly tied to or affiliated with an external brand or loyalty program.

“Purchase Price” has the meaning specified in Section 3.01(a).

“Purchase Price Adjustment” has the meaning specified in Section 3.02.

“Purchased Assets” has the meaning specified in Section 2.01(a).

“Rating Agency” means the nationally recognized statistical rating organization or organizations, if any, selected by BFF or the Trust to rate any securities issued by the Trust.

“Rating Agency Condition” has the meaning specified in the Indenture; provided, that for purposes of this Agreement, references to the “Issuer,” “Transferor,” or “Servicer” in such definition shall be deemed to include references to the “Seller.”

“Reassigned Assets” has the meaning specified in Section 2.03(a).

“Reassignment” has the meaning specified in Section 2.03(a).

“Receivables” means all amounts shown on the Seller’s records as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

“Recoveries” means all amounts received with respect to Defaulted Receivables, including proceeds from the sale or other disposition of such Receivables to third-party debt buyers or collection agencies.

“Related Account” means each Account in any Approved Portfolio, including any Proprietary Portfolio, with respect to which a new account number has been issued by the Seller (a) in compliance with the Account Guidelines and the related Account Agreement, (b) to the same Obligor or Obligors of such Account, and (c) as a result of the following: (i) the credit card with respect to such Account being lost or stolen; (ii) the related Obligor requesting a change in his or her billing cycle; (iii) the related Obligor requesting the discontinuance of responsibility with respect to such Account; (iv) fraudulent use of the credit card with respect to such Account; or (v) for any other reasons permitted by the Account Guidelines; provided, that such Account can be traced or identified in the computer or other records of the Seller used to generate the RPA Account Schedule. A Related Account shall become an Account upon the date of issuance as reflected in the Seller’s records, and the Receivables therein shall be deemed to be Receivables sold to BFF hereunder. Related Accounts shall be identified on supplements to the RPA Account Schedule, together with identification of the Account to which each such Related Account relates, delivered to BFF by the Seller pursuant to Section 2.01(e).

“Removal Date” means the date on which an Account becomes a Removed Account.

“Removed Accounts” has the meaning specified in Section 2.03(a).

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person.

“Restart Date” means the date specified by BFF in a written notice revoking an Automatic Addition Suspension pursuant to Section 2.03(b).

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of June 11, 2026, by and between BFF and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

“RPA Account Schedule” means a true and complete list of Accounts identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number), as delivered, supplemented and amended from time to time in accordance with Section 2.01(e). The RPA Account Schedule and each supplement thereto shall set forth, as applicable:

(a) with respect to each Initial Account or Additional Account, the aggregate amount of Receivables in such Account as of the applicable Cut-Off Date;

(b) with respect to each Automatic Additional Account, the aggregate amount of Receivables in such Account as of the last day of the Monthly Period in which such Account became an Automatic Additional Account;

(c) with respect to any Transferred Account, identification of the Account replaced by such Transferred Account;

(d) with respect to any Related Account, identification of the Account to which such Related Account relates; and

(e) with respect to any Removed Account, the aggregate amount of Receivables in such Removed Account as of the applicable Removal Date.

“Securities Intermediary” has the meaning specified in the Indenture.

“Securitization Code” has the meaning specified in Section 2.01(d).

“Seller” has the meaning specified in the initial paragraph of this Agreement.

“Servicer” means the Seller, in its capacity as servicer pursuant to the Servicing Agreement, and, after any Service Transfer (as defined in the Servicing Agreement), the Successor Servicer.

“Servicing Agreement” means the Servicing Agreement, dated as of June 11, 2026, by and among BFF, the Seller, as Servicer and as Administrator, the Trust, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Successor Servicer” has the meaning specified in the Servicing Agreement.

“Supplemental Conveyance” has the meaning specified in Section 2.02(b)(vii).

“Transfer Agreement” means the Transfer Agreement, dated as of June 11, 2026, by and among BFF, the Trust, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Transfer Restriction Event” means that the Seller is unable for any reason to transfer Receivables to BFF in accordance with the provisions of this Agreement, including by reason of the application of the provisions in Section 8.02 or any order of any Governmental Authority.

“Transferred Account” means each credit card account to which the cardholder relationship and Receivables of an existing Account have been transferred (including as a result of product change, card conversion, account migration, or similar event) in accordance with the Account Guidelines; provided, that (a) such Transferred Account is a credit card account in an Approved Portfolio, including any Proprietary Portfolio, and (b) such Transferred Account can be traced or identified in the computer or other records of the Seller used to generate the RPA Account Schedule. A Transferred Account shall become an Account upon the date of such transfer as reflected in the Seller’s records, and the Receivables therein shall be deemed to be Receivables sold to BFF hereunder. Transferred Accounts shall be identified on supplements to the RPA Account Schedule, together with identification of the Account replaced by each such Transferred Account, delivered to BFF by the Seller pursuant to Section 2.01(e).

“Trust” means the Bread Financial Card Issuance Trust, a Delaware statutory trust.

“Trust Agreement” means the Amended and Restated Trust Agreement of the Trust, dated as of June 11, 2026, by and between BFF and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.02 Other Definitional Provisions.

(a) Capitalized terms used but not otherwise defined herein have the meanings set forth in the Transfer Agreement.

(b) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular and are applicable to the masculine as well as the feminine and neuter genders of such terms.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01 Purchase.

(a) In consideration of the payment of the Purchase Price as provided herein, the Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to BFF (collectively, the “Conveyance”), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on the Initial Transfer Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts and Transferred Accounts with respect to such Initial Accounts) and thereafter created and arising from time to time in the Initial Accounts (unless such Initial Account has become a Removed Account), (ii) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts and Automatic Additional Accounts (including Related Accounts and Transferred Accounts with respect to such Additional Accounts) and thereafter created and arising from time to time in the Additional Accounts and Automatic Additional Accounts (unless such Additional Account or Automatic Additional Account has become a Removed Account), (iii) all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables, (iv) all monies due and to become due with respect to all of the foregoing, (v) all amounts received with respect to all of the foregoing, and (vi) all proceeds thereof (collectively, the “Purchased Assets”). Each Account will continue to be owned by the Seller and will not be a Purchased Asset.

(b) The Receivables existing in the Initial Accounts on the Initial Transfer Date, and the related Purchased Assets, shall be sold by the Seller and purchased by BFF on the Initial Transfer Date. Receivables arising after the Initial Transfer Date in the Initial Accounts (unless such Initial Account has become a Removed Account) and the related Purchased Assets shall be sold by the Seller and purchased by BFF on the date such Receivables are recorded in the Seller’s system of records. The Receivables existing in Additional Accounts on the related Addition Date, and the related Purchased Assets, shall be sold by the Seller and purchased by BFF on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts (unless such Additional Account has become a Removed Account) and the related Purchased Assets will be sold by the Seller and purchased by BFF on the date such Receivables are recorded on the Seller’s system of records.

(c) The Seller shall file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection and priority of, the Conveyance of such Purchased Assets to BFF, and shall deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to BFF as soon as is practicable on or after (i) the Initial Transfer Date, in the case of the Purchased Assets relating to the Initial Accounts, and (ii) if any additional filing is necessary, the applicable Addition Date, in the case of Purchased Assets relating to Additional Accounts or Automatic Additional Accounts.

(d) The Seller shall, at its own expense, on (i) the Initial Transfer Date, in the case of the Initial Accounts, (ii) the applicable Addition Date, in the case of Additional Accounts and Automatic Additional Accounts, and (iii) the applicable Removal Date, in the case of Removed Accounts, indicate in its books and records (including its appropriate computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to BFF (or conveyed to the Seller or its designee in accordance with Section 2.03, in the case of Removed Accounts). The Seller shall indicate the sale of Receivables to BFF in its computer files by including in the portfolio identifier field a three-digit number within the range of “600” to “699” that identifies each Account as subject to this Agreement and the Transfer Agreement (each, a “Securitization Code”). The Seller shall not alter or remove the Securitization Code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until (A) such Account becomes a Removed Account, (B) all Receivables in such Account have become Defaulted Receivables and been reassigned to the Seller in accordance with Section 6.01, or (C) the Seller shall have taken such action as is necessary or advisable to maintain the perfection and first priority of BFF’s interest in the related Purchased Assets, including, without limitation, the filing of any UCC financing statements or amendments; provided, however, that nothing herein shall preclude the Seller from changing the Securitization Code so long as the resulting Securitization Code constitutes a three-digit number within the range of “600” to “699”.

(e) The Seller shall, at its own expense, on or prior to the seventh (7th) Business Day following the Initial Transfer Date, deliver to BFF an RPA Account Schedule identifying the Initial Accounts. Thereafter, the RPA Account Schedule shall be supplemented and amended by the Seller and delivered to BFF: (i) on or prior to the seventh (7th) Business Day following each Addition Date to include the applicable Additional Accounts; (ii) promptly, but no later than, the tenth (10th) Business Day following the end of each Monthly Period in which (A) any accounts become Automatic Additional Accounts, (B) any Related Accounts are issued, and (C) any Transferred Accounts result from transfers, to identify such Automatic Additional Accounts, Related Accounts and Transferred Accounts, respectively; and (iii) on or prior to the seventh (7th) Business Day following each Removal Date to identify the applicable Removed Accounts. No supplement to the RPA Account Schedule shall list any account first established during an Automatic Addition Suspension (unless and until a Restart Date is in effect and such account was first established on or after such Restart Date) or on or after any Automatic Addition Termination Date as an Automatic Additional Account.

(f) The parties to this Agreement intend that the conveyance of the Seller’s right, title and interest in, to and under the Purchased Assets pursuant to this Agreement shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to BFF. It is the intention of the parties to this Agreement that the arrangements with respect to the Purchased Assets shall constitute an absolute and irrevocable transfer that is a “true sale” for all purposes and not a pledge or financing of the Purchased Assets; and this Agreement shall be interpreted accordingly. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties to this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to BFF a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Purchased Assets, and all proceeds thereof, to secure the Seller’s obligations hereunder.

Section 2.02 Addition of Additional Accounts.

(a) If (i) BFF is required, pursuant to Section 2.11(b) of the Transfer Agreement, to designate Additional Accounts to the Trust, or (ii) BFF elects, pursuant to Section 2.11(c) of the Transfer Agreement, to designate Additional Accounts to the Trust, then in either case BFF shall give written notice thereof to the Seller; provided, however, that such notice shall be provided on or before the third (3rd) Business Day immediately preceding the Addition Date. Upon receipt of such notice and on or prior to such date on which the Seller is being asked to designate Additional Accounts, the Seller shall designate, to the extent it has such accounts, sufficient Eligible Accounts as Additional Accounts and shall sell to BFF the Purchased Assets related to such Additional Accounts. In addition, at its option and with the consent of BFF, the Seller may designate Eligible Accounts as Additional Accounts and sell to BFF the Purchased Assets related to such Additional Accounts.

(b) On the Addition Date such designated Additional Accounts shall become Accounts, and BFF shall purchase the Seller’s right, title and interest in, to and under the Receivables in such Additional Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions:

(i) as of the applicable Cut-Off Date, each Additional Account is an Eligible Account;

(ii) as soon as practicable on or after the Addition Date, the Seller shall deliver to BFF file-stamped copies of all financing statements (and amendments with respect to such financing statements when applicable) covering such Additional Accounts, if necessary to perfect BFF’s interest in the Receivables arising therein and the related Purchased Assets;

(iii) as of the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the sale of the Receivables arising in the Additional Accounts and the related Purchased Assets to BFF have been made in contemplation of the occurrence thereof;

(iv) such designation of Additional Accounts will not, in the reasonable belief of the Seller, have a material adverse effect on BFF;

(v) the Seller shall have delivered to BFF an Officer’s Certificate of the Seller, dated the Addition Date, confirming, to the extent applicable and in the Seller’s reasonable belief, the items set forth in clauses (i) through (iv) above;

(vi) on or before the Addition Date, the Seller and BFF shall have entered into a duly executed, written assignment with respect to such Additional Accounts, substantially in the form of Exhibit A (a “Supplemental Conveyance”); and

(vii) the Seller shall have indicated in its computer files that Receivables created in connection with such Additional Accounts and the related Purchased Assets have been sold to BFF by including the Securitization Code in the portfolio identifier field of such Additional Accounts and, on or prior to the seventh (7th) Business Day following the Addition Date, shall have delivered to BFF a supplement to the RPA Account Schedule with respect to such Additional Accounts in accordance with Section 2.01(e), which shall be incorporated into and made a part of such Supplemental Conveyance.

Section 2.03 Removal of Accounts.

(a) From time to time, the Seller may request (which BFF may deny) the reassignment to it or its designee of all of the right, title and interest of BFF in, to and under the Receivables then existing on a specified Removal Date (as defined below) and thereafter created in one or more specified Accounts (the “Removed Accounts”), all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables in such Removed Accounts, all monies due or to become due with respect to all of the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof (the “Reassigned Assets”). Any such reassignment shall be subject to the satisfaction of the following conditions:

(i) on or before the tenth (10th) Business Day immediately preceding the desired Removal Date, the Seller shall have given BFF written notice of such removal and specifying the date for removal of the Removed Accounts (the “Removal Date”); provided, that such notice shall be deemed satisfied upon the delivery of the draft Reassignment (as defined below);

(ii) BFF shall have delivered its written consent for such removal to the Seller;

(iii) on or prior to the seventh (7th) Business Day following the Removal Date, the Seller shall supplement the RPA Account Schedule; and

(iv) except in the case of any removal pursuant to Section 2.12(c) or (d) of the Transfer Agreement, the Seller shall have delivered to BFF an Officer’s Certificate, dated as of the Removal Date, to the effect that no selection procedures believed by the Seller to be materially adverse to, or materially beneficial to, the interests of BFF or any of its creditors have been used in selecting the Removed Accounts from among any pool of Accounts of a similar type.

Upon satisfaction of the above conditions (and subject to BFF’s agreement, except in the case of any removal pursuant to Section 2.12(c) or (d) of the Transfer Agreement, and receipt by BFF of the reassignment price agreed upon between BFF and the Seller), BFF shall execute and deliver to the Seller or its designee a written reassignment in substantially the form of Exhibit B (the related “Reassignment”) and shall, without further action, thereby sell and assign to the Seller or its designee, effective as of the related Removal Date, without recourse, representation or warranty, all of BFF’s right, title and interest in, to and under the Reassigned Assets arising in the Removed Accounts. In addition, BFF shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of Reassigned Assets arising in Removed Accounts pursuant to this

Section 2.03(a). Any repurchase of the Reassigned Assets in Removed Accounts designated pursuant to this Section 2.03(a) and a related Reassignment shall be effected at a purchase price equal to the fair market value of such Reassigned Assets relating to such Removed Accounts as of the Removal Date as agreed upon by BFF and the Seller prior to such sale.

(b) Pursuant to Section 2.12(d) of the Transfer Agreement, the Seller shall designate as Removed Accounts any Accounts identified for purchase by a Brand Partner or its designee pursuant to the terms of the related Brand Partner Program. Any repurchase of the Reassigned Assets in Removed Accounts designated pursuant to this Section 2.03(b) shall be effected at a purchase price equal to the fair market value of such Reassigned Assets as of the Removal Date as agreed upon by BFF and the Seller prior to such sale.

(c) Notwithstanding anything else contained in this Section 2.03 to the contrary, the Seller may, but shall not be obligated to, designate from time to time any Inactive Account as a Removed Account; provided, that on or prior to the seventh (7th) Business Day following the Removal Date for any Inactive Account, the Seller shall supplement the RPA Account Schedule.

Section 2.04 Additional Approved Portfolios.

(a) Subject to the restrictions and qualifications set forth in Section 2.11 of the Transfer Agreement, the Seller may from time to time designate additional portfolios of accounts as “Approved Portfolios” if the Rating Agency Condition is satisfied with respect to the designation of such portfolios.

(b) If BFF determines to designate Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to Section 2.11(e)(i) of the Transfer Agreement, the Seller shall reasonably cooperate with BFF in connection with such designation, including by (i) providing to BFF such information regarding the proposed Approved Portfolio as BFF may reasonably request, (ii) on the Addition Date for any Automatic Additional Accounts, indicating in its computer files that Receivables created in connection with such Automatic Additional Accounts in an Approved Portfolio have been sold to BFF by including the Securitization Code in the portfolio identifier field of such Automatic Additional Account, and (iii) delivering to BFF an Officer’s Certificate confirming that no selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting such Approved Portfolio.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01 Purchase Price.

(a) BFF shall pay to the Seller each purchase price described in this ARTICLE III (a “Purchase Price”) in return for the Principal Receivables, the related Finance Charge Receivables and the other related Purchased Assets. Notwithstanding any other provision of this Agreement, the Seller is not obligated to sell Principal Receivables, the related Finance Charge Receivables and the other Purchased Assets, to BFF to the extent that BFF does not pay the Seller the related Purchase Price.

(b) The Purchase Price for the Principal Receivables, the Finance Charge Receivables and the other Purchased Assets relating to each Initial Account that exist on the Initial Transfer Date is an amount equal to the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets.

(c) The Purchase Price for the Principal Receivables in each Initial Account that arise after the Initial Transfer Date, and the related Finance Charge Receivables and other related Purchased Assets, is an amount equal to 100% of the aggregate balance of such Principal Receivables, adjusted to reflect such factors as the Seller and BFF, each acting in good faith, mutually agree will result in a Purchase Price determined to be the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets.

(d) The Purchase Price for the Principal Receivables, the Finance Charge Receivables and the other Purchased Assets relating to each Additional Account and each Automatic Additional Account that exist on the related Addition Date is an amount equal to the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets.

(e) The Purchase Price for the Principal Receivables in each Additional Account and each Automatic Additional Account that arise after the Addition Date, and the related Finance Charge Receivables and other related Purchased Assets, is an amount equal to 100% of the aggregate balance of such Principal Receivables, adjusted to reflect such factors as the Seller and BFF, each acting in good faith, mutually agree will result in a Purchase Price determined to be the fair market value of those Principal Receivables, Finance Charge Receivables and other Purchased Assets.

Section 3.02 Settlement and Adjustments to Purchase Price. The aggregate Purchase Price payable on any Distribution Date will be reduced if, during the related Monthly Period, a Receivable previously sold to BFF has been reduced by the Seller or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, each in accordance with its standard servicing policies (collectively, the “Purchase Price Adjustment”). With respect to each Monthly Period, the amount of such Purchase Price Adjustment shall equal the total amount of any such reductions or downward adjustments during such Monthly Period. On the Distribution Date, the Seller shall deliver to BFF a settlement statement evidencing: (i) the aggregate Purchase Price of Receivables conveyed to BFF during the prior Monthly Period (or, with respect to the first Distribution Date following the Execution Date, the period from and including the Execution Date through the last day of the calendar month preceding such Distribution Date); (ii) the Purchase Price Adjustment for such Monthly Period; and (iii) the aggregate Purchase Price as reduced by the Purchase Price Adjustment (the “Net Purchase Price”). On such Distribution Date, BFF shall pay or cause to be paid to the Seller, in immediately available funds, including funds obtained under the Revolving Credit Agreement, an amount equal to the Net Purchase Price. Notwithstanding the foregoing, in the event a Purchase Price Adjustment pursuant to this Section 3.02 causes the Net Purchase Price to be a negative number, the Seller agrees that, on the Distribution Date, the Seller shall pay or cause to be paid to BFF an amount equal to the absolute value of such negative Net Purchase Price.

Section 3.03 Use of Name, Logo and Marks. The Seller does hereby grant to BFF a non-exclusive license to use the name “Comenity Capital Bank” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of this Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Seller Relating to the Seller.

(a) Representations and Warranties. The Seller hereby represents and warrants to, and agrees with, BFF as of the Initial Transfer Date and on each Addition Date, that:

(i) Organization and Good Standing. The Seller is an industrial bank, duly organized, validly existing, and in good standing under the laws of Utah and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation or other entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(iii) Due Authorization. The execution and delivery by the Seller of this Agreement and any other document or instrument delivered by the Seller pursuant hereto, including any Supplemental Conveyance, to which the Seller is a party and the consummation by the Seller of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

(iv) No Conflict or Violation. The execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms of this Agreement applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, or (iv) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the validity or enforceability of this Agreement.

(vi) All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(vii) Insolvency. No Insolvency Event with respect to the Seller has occurred, and the Seller entered into this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, in the ordinary course of business, not in contemplation of insolvency and not with the intent to hinder, delay or defraud itself or its creditors. This Agreement and the transactions contemplated hereby are arm’s length, bona fide transactions.

(viii) Approval. This Agreement and each Supplemental Conveyance have each been approved by either the board of directors of the Seller or by the asset and liability management committee of the Seller and such approvals are reflected in the minutes of such board or committee. This Agreement and each Supplemental Conveyance have been, continuously, from the time of execution, in the official record of the Seller. The RPA Account Schedule has been, continuously from the Initial Transfer Date, in the official record of the Seller.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to BFF. Upon discovery by the Seller or BFF of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery.

Section 4.02 Representations and Warranties of the Seller Relating to this Agreement and the Receivables.

(a) Representations and Warranties. The Seller hereby represents and warrants to BFF as of the Initial Transfer Date with respect to the Initial Accounts (and the Receivables arising therein) and as of each Addition Date with respect to the related Additional Accounts and Automatic Additional Accounts (and the Receivables arising therein), that:

(i) each of this Agreement and, in the case of the Initial Accounts and Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) (A) as of the date of its delivery with respect to the Initial Accounts (and the Receivables arising thereunder), the RPA Account Schedule is an accurate and complete listing in all material respects of all such Initial Accounts as of the Initial Transfer Date, and the information contained therein with respect to the identity of such Initial Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date; (B) as of the date of its delivery, with respect to any Additional Accounts designated by Supplemental Conveyance (and the Receivables arising thereunder), the supplement to the RPA Account Schedule delivered in connection with such Supplemental Conveyance is an accurate and complete listing in all material respects of such Additional Accounts as of the applicable Addition Date, and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such Addition Date; (C) on or prior to the tenth (10th) Business Day following the end of each Monthly Period in which any accounts become Automatic Additional Accounts, with respect to such Automatic Additional Accounts (and the Receivables arising thereunder), the supplement to the RPA Account Schedule delivered for such Monthly Period is an accurate and complete listing in all material respects of all Automatic Additional Accounts that became Automatic Additional Accounts during such Monthly Period, and the information contained therein with respect to the identity of such Automatic Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of the last day of such Monthly Period; provided, that no supplement to the RPA Account Schedule shall list any account first established during an Automatic Addition Suspension (unless and until a Restart Date is in effect and such account was first established on or after such Restart Date) or on or after any Automatic Addition Termination Date as an Automatic Additional Account; (D) on or prior to the tenth (10th) Business Day following the end of each Monthly Period in which any Related Accounts are issued, with respect to such Related Accounts (and the Receivables arising thereunder), the supplement to the RPA Account Schedule delivered for such Monthly Period is an accurate and complete listing in all material respects of all Related Accounts issued during such Monthly Period, and the information contained therein with respect to the identity of such Related Accounts and the Account to which each such Related Account relates is true and correct in all material respects as of the last day of such Monthly Period; and (E) on or prior to the tenth (10th) Business Day following the end of each Monthly Period in which any Transferred Accounts result from transfers, with respect to such Transferred Accounts (and the Receivables arising thereunder), the supplement to the RPA Account Schedule delivered for such Monthly Period is an accurate and complete listing in all material respects of all Transferred Accounts that resulted from transfers during such Monthly Period, and the information contained therein with respect to the identity of such Transferred Accounts and the Account replaced by each such Transferred Account is true and correct in all material respects as of the last day of such Monthly Period;

(iii) each Receivable conveyed to BFF has been conveyed to BFF free and clear of any Lien (other than as permitted by clause (d) of the term “Eligible Receivable”);

(iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of Receivables to BFF have been duly obtained, effected or given and are in full force and effect;

(v) this Agreement and, in the case of the Initial Accounts and Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to BFF of all right, title and interest of the Seller in the Purchased Assets (other than as permitted by clause (d) of the term “Eligible Receivable”), and such sale is perfected and of first priority under the UCC;

(vi) the Seller has or will cause, as applicable, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Purchased Assets granted to BFF under this Agreement and upon filing of all such appropriate financing statements, BFF will have a first priority perfected security interest in such property;

(vii) on the applicable Cut-Off Date, each such Account is an Eligible Account;

(viii) on the applicable Cut-Off Date, each Receivable related to such Account on such date and sold to BFF by the Seller is an Eligible Receivable;

(ix) as of the date of the creation of any new Receivable sold to BFF by the Seller, such Receivable is an Eligible Receivable;

(x) no selection procedures believed by the Seller to be materially adverse to the interests of BFF or its transferees have been used in selecting such Accounts; and

(xi) the Seller received adequate consideration for each Receivable conveyed to BFF.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to BFF. Upon discovery by either the Seller or BFF of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery. The Seller hereby acknowledges that BFF intends to rely on the representations hereunder in connection with representations made by BFF to secured parties, assignees or subsequent transferees, including in connection with transfers made by BFF to the Trust pursuant to the Transfer Agreement and the grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture, and the Seller hereby consents to such reliance.

Section 4.03 Representations and Warranties of BFF. As of the Execution Date, the Initial Transfer Date and each Addition Date, BFF hereby represents and warrants to, and agrees with, the Seller that:

(a) Organization and Good Standing. BFF is a limited liability company validly existing in good standing under the laws of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. BFF is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of BFF to perform its obligations under this Agreement.

(c) Due Authorization. The execution and delivery by BFF of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which BFF is a party, and the consummation by BFF of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by BFF by all necessary company action on the part of BFF.

(d) No Conflict or Violation. The execution and delivery by BFF of this Agreement, the performance by BFF of the transactions contemplated by this Agreement and the fulfillment by BFF of the terms of this Agreement applicable to BFF, will not conflict with or violate any Requirements of Law applicable to BFF or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which BFF is a party or by which it or any of its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of BFF, threatened, against BFF, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of BFF, would materially and adversely affect the performance by BFF of its obligations under this Agreement, or (iv) seeking any determination or ruling that, in the reasonable judgment of BFF, would materially and adversely affect the validity or enforceability of this Agreement.

(f) All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by BFF in connection with the execution and delivery by BFF of this Agreement and the performance by BFF of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to BFF. Upon discovery by the Seller or BFF of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Servicer, the Owner Trustee and the Indenture Trustee following such discovery.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01 Covenants of the Seller. The Seller hereby covenants and agrees with BFF as follows:

(a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable sold to BFF hereunder to be evidenced by any instrument or chattel paper (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by the Seller, it shall be deemed to be a Receivable described in Section 6.01(a) and shall be reassigned to Seller in accordance with Section 6.01(b).

(b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with BFF’s ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien (other than as permitted by clause (d) of the term “Eligible Receivable”) arising through or under the Seller on any Purchased Asset or any interest therein, and the Seller shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of BFF in, to and under the Purchased Assets against all claims of third parties claiming through or under the Seller.

(c) Account Allocations. If a Transfer Restriction Event occurs, the Seller agrees (except as prohibited by any order of any Governmental Authority or any Requirement of Law) to allocate and pay to BFF, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to BFF. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to BFF or to a receivable that the Seller is unable to sell to BFF, the Seller agrees that it shall allocate payments on such Accounts in the aggregate with respect to the principal balance of such Accounts first to the oldest principal balances of such Accounts. Notwithstanding any cessation of the sale to BFF of additional Principal Receivables, Principal Receivables sold to BFF prior to the occurrence of the Transfer Restriction Event, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Principal Receivables and such Finance Charge Receivables, Interchange and Merchant Discount Fees allocable to the foregoing shall continue to be property of BFF.

(d) Delivery of Collections. In the event that the Seller in its capacity as Seller receives Collections or any other amounts in respect of the Purchased Assets sold to BFF hereunder, the Seller agrees to pay to BFF (or to the Servicer or the Indenture Trustee if BFF so directs) all such Collections and other amounts promptly after receipt thereof.

(e) Notice of Liens. The Seller shall notify BFF promptly after becoming aware of any Lien arising through or under the Seller on any Purchased Asset other than the conveyances hereunder and except as permitted by clause (d) of the term “Eligible Receivable”.

(f) Interchange and Merchant Discount Fees.

(i) On or prior to each Determination Date, the Seller shall notify BFF and the Servicer of the amounts of Interchange and Merchant Discount Fees allocable to the Accounts for the related Monthly Period, as determined by the Seller for each Approved Portfolio, if applicable, in accordance with the Seller’s customary practice, applied on a consistent basis; provided that such amounts shall exclude Interchange and Merchant Discount Fees with respect to Receivables reassigned to the Seller pursuant to Section 6.01 or Section 6.02.

(ii) On each Transfer Date, the Seller shall pay to the Servicer, in immediately available funds, the amounts of Interchange and Merchant Discount Fees for the related Monthly Period determined pursuant to clause (i) above, and such amounts shall be treated as Collections of Finance Charge Receivables for the related Monthly Period.

(g) Documentation of Transfer. The Seller shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection and the priority of the sale of the Purchased Assets to BFF.

(h) Periodic Finance Charges. Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by the Seller to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit card business or such program, the Seller shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if such reduction is not also applied to any comparable segment of credit card accounts owned by the Seller which have characteristics the same as or substantially similar to such Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Seller and an unrelated third party or by the terms of the Account Agreements.

(i) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law and Section 5.01(h) above, the Seller may affect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including the calculation of the amount, or the timing, of charge-offs and other fees to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 5.01(h) above, the Seller will not take any action with respect to any Account Agreement or such Account Guidelines, which at the time of such action, the Seller reasonably believes will have a material adverse effect on BFF.

(j) Name and Type and Jurisdiction of Organization. The Seller shall not change its name, its type or jurisdiction of organization or its organization identification number without previously having delivered to BFF an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the perfected security interest of BFF in the Purchased Assets.

(k) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2027, the Seller shall deliver to BFF, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the security interest of BFF in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the security interest of BFF in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

(l) Books and Records. The Seller will maintain this Agreement and each Supplemental Conveyance, continuously, from the time of execution, in the official record of the Seller. The Seller will maintain the RPA Account Schedule, continuously from the Initial Transfer Date, in the official record of the Seller. The Seller shall maintain proper and complete books and records relating to the Purchased Assets and, upon reasonable prior notice and during normal business hours, shall permit BFF, the Servicer, the Trust and the Indenture Trustee, and their respective representatives, to examine such books and records and to discuss matters relating thereto with appropriate officers or employees of the Seller; provided, that nothing in this Section 5.01(l) shall require the disclosure of confidential supervisory information, attorney-client privileged information or information the disclosure of which is prohibited by applicable law.

(m) Regulation AB Undertakings. The Seller shall, to the extent applicable to it in any securitization subject to Regulation AB, provide in a timely manner such information regarding the Seller as is reasonably requested by BFF or the Trust to comply with Items 1100–1125 of Regulation AB for such securitization.

Section 5.02 Compliance with the FDIC Rule.

(a) Purpose. Each of BFF and the Seller acknowledges and agrees that the purpose of this Section 5.02 and Schedule 1 is to cause the securitizations contemplated by the Transaction Documents to comply with the FDIC Rule and the FDIC Rule Interpretations to the extent applicable.

(b) Incorporation of Schedule 1. Schedule 1 (Requirements of FDIC Rule) is expressly incorporated into this Agreement. BFF and the Seller agree to perform their respective obligations set forth in Schedule 1 to the extent applicable to each of them.

(c) Amendments. If the FDIC Rule or the FDIC Rule Interpretations are amended or the FDIC or its staff provides interpretive guidance and, as a result, BFF reasonably determines that an amendment to this Agreement or Schedule 1 is necessary or advisable, then BFF and the Seller shall cooperate in good faith to make such amendment as permitted by Section 9.01. No such amendment shall be made unless the Seller has delivered to the Indenture Trustee an Officer’s Certificate to the effect that (i) such amendment will not, in the Seller’s reasonable belief, result in an Early Amortization Event, or (ii) such amendment is required to remain in compliance with the FDIC Rule or any change in law or regulation applicable to the Seller, BFF or the transactions governed by the Transaction Documents.

(d) Notices of Repudiation. In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation contemplated by the FDIC Rule to BFF or the Seller, the receiving party shall promptly deliver such notice to the other party, with a copy to the Indenture Trustee.

[END OF ARTICLE V]

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01 Reassignment of Ineligible Receivables.

(a) In the event any representation or warranty under Section 4.02(a)(ii), (iii), (iv), (vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach BFF is required under Section 2.6 of the Transfer Agreement to accept reassignment of such Receivables previously sold by the Seller to BFF pursuant to this Agreement, the Seller shall accept reassignment of such Receivables on the terms and conditions set forth in Section 6.01(b).

(b) The Seller shall accept reassignment of any Receivables described in Section 6.01(a) from BFF on the date on which such Receivables are reassigned to BFF pursuant to Section 2.6 of the Transfer Agreement, and shall pay for such reassigned Receivables by paying to BFF in immediately available funds an amount equal to the unpaid principal balance of such Receivables. Upon reassignment of such Receivables, BFF shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of BFF in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall, in accordance with Section 2.01(e), amend and update the RPA Account Schedule accordingly to reflect that such account is a Removed Account. BFF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.01.

Section 6.02 Reassignment of Other Receivables.

(a) In the event any representation or warranty set forth in Section 4.01(a)(i) or (iii) or Section 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach BFF is required under Section 2.7 of the Transfer Agreement to accept a reassignment of all of the Receivables previously sold by the Seller to BFF pursuant to this Agreement, the Seller shall accept a reassignment of such Receivables on the terms and conditions set forth in Section 6.02(b).

(b) The Seller shall accept reassignment of any Receivables described in Section 6.02(a) from BFF on the date on which such Receivables are reassigned to BFF, and shall pay for such reassigned Receivables by paying to BFF in immediately available funds an amount equal to the unpaid principal balance of such Receivables. Upon reassignment of such Receivables, BFF shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of BFF in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall, in accordance with Section 2.01(e), amend and update the RPA Account Schedule accordingly to reflect that such account is a Removed Account. BFF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.02(b).

Section 6.03 Reassignment of Terminated Program Agreement Receivables.

(a) If an affinity agreement, private label agreement, merchant agreement, co-brand agreement or other program (each, a “Brand Partner Program”) that is co-owned, operated or promoted by the Seller for the benefit of a third party (each, a “Brand Partner”) terminates in accordance with its terms, or Accounts must be removed due to other circumstances caused by requirements of a Brand Partner Program in which the right to require such Accounts to be removed is determined by a Brand Partner or its designee (other than the Seller, BFF or any affiliate or agent of the Seller or BFF), then the Seller shall repurchase from BFF all Receivables in the related Accounts. The Seller shall resell such repurchased Receivables to the Brand Partner or its designee (other than the Seller, BFF or any affiliate or agent of the Seller or BFF) within thirty (30) days of the repurchase from BFF. The price at which the Seller repurchases such Receivables shall be equal to the price at which the Seller resells such Receivables to the Brand Partner or its designee, so that the Seller does not realize a gain or a loss as the result of such repurchase and resale.

(b) The Seller shall pay the repurchase price for Receivables repurchased pursuant to Section 6.03(a) by paying the equivalent of such amount to BFF in immediately available funds. Upon receipt of such amount by BFF or its transferee, BFF shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of BFF in, to and under such Receivables, all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables, all monies due or to become due with respect to the foregoing, all amounts received with respect to all of the foregoing, and all proceeds thereof, and the Seller shall, in accordance with Section 2.01(e), amend and update the RPA Account Schedule accordingly to reflect that such account is a Removed Account. BFF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section 6.03.

[END OF ARTICLE VI]

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to BFF’s Obligations Regarding Initial Receivables. The obligations of BFF to purchase the Receivables in the Initial Accounts on the Initial Transfer Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Seller contained in this Agreement shall be true and correct on the Initial Transfer Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) all information concerning the Initial Accounts provided to BFF shall be true and correct as of the Initial Transfer Date in all material respects;

(c) the Seller shall, promptly, but no later than, the seventh (7th) Business Day following the Initial Transfer Date, deliver to BFF a true and correct RPA Account Schedule with respect to the Initial Accounts;

(d) the Seller shall have performed all other obligations required to be performed by the Seller on or before the Initial Transfer Date by the provisions of this Agreement;

(e) the Seller shall, as soon as practicable on or after the Initial Transfer Date, file, at its expense, all financing statements with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from the Seller to BFF, and shall deliver file-stamped copies of each such financing statement or other evidence of such filings to BFF; and

(f) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to BFF, and BFF shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as BFF may reasonably have requested.

Section 7.02 Conditions Precedent to the Seller’s Obligations. The obligations of the Seller to sell the Receivables in the Initial Accounts on the Initial Transfer Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of BFF contained in this Agreement shall be true and correct on the Initial Transfer Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) payment or provision for payment of the Purchase Price in accordance with ARTICLE III hereof shall have been made; and

(c) all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from BFF copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

[END OF ARTICLE VII]

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until terminated by the mutual agreement of the parties hereto.

Section 8.02 Purchase Termination. If (a) the Seller shall file a petition or commence a Proceeding (i) to take advantage of any Debtor Relief Law or (ii) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Seller or all or substantially all of its property, (b) the Seller shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (c) the Seller shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (d) the Seller shall make an assignment for the benefit of its creditors, or (e) the Seller shall voluntarily suspend payment of its obligations (any such act or occurrence in clauses (a) through (e), an “Insolvency Event”); then the Seller shall, on the day any such Insolvency Event occurs, immediately cease to sell Principal Receivables to BFF and shall promptly give notice to BFF, the Owner Trustee, the Indenture Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the sale to BFF of additional Principal Receivables, Principal Receivables sold to BFF prior to the occurrence of such Insolvency Event, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Principal Receivables and such Finance Charge Receivables, and Interchange and Merchant Discount Fees allocable to the foregoing shall continue to be property of BFF. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to BFF or to a receivable that the Seller has not sold to BFF, the Seller agrees that it shall allocate payments on such Accounts in the aggregate with respect to the principal balance of such Accounts first to the oldest principal balances of such Accounts or Removed Accounts.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by BFF and the Seller upon, unless otherwise specified in this Section 9.01, (i) for so long as any Outstanding Series exists, satisfaction of the Rating Agency Condition, and (ii) delivery to the Indenture Trustee of an Officer’s Certificate of the Seller, dated the date of such amendment, stating that the Seller reasonably believes that such amendment will not result in an Early Amortization Event.

Notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by BFF and the Seller to modify, eliminate or add to the provisions of this Agreement to facilitate compliance with the FDIC Rule or to modify, eliminate or add to the provisions of this Agreement as a result of changes in laws or regulations applicable to the Seller, BFF or the transactions described in this Agreement, upon delivery by the Seller to the Indenture Trustee of an Officer’s Certificate of the Seller, dated the date of any such amendment, to the effect that (x) the Seller reasonably believes that such amendment will not result in an Early Amortization Event or (y) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Seller, BFF or the transactions governed by this Agreement.

In addition, notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by BFF and the Seller to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement upon delivery by the Seller to the Indenture Trustee of an Officer’s Certificate of the Seller, dated the date of any such amendment, to the effect that the Seller reasonably believes that such amendment will not result in an Early Amortization Event.

Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.02 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b) Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Agreement shall be deemed or operate to preclude BFF from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Seller arising hereunder or to enforce a judgment or other court order in favor of BFF. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address as determined in accordance with Section 9.03, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 9.02 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or Proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or in connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 9.03 Notices. All demands, notices, instructions, directions and communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested to, or sent by electronic mail (if applicable) to:

(a)	in the case of the Seller:

Comenity Capital Bank

12921 South Vista Station Blvd., Suite 100

Draper, UT 84020

Attn: Treasurer

Phone Number: (484) 840-7754

E-mail: treasury-structuredfinance@breadfinancial.com;

With a copy to:

Comenity Capital Bank

c/o Bread Financial Payments, Inc.

3095 Loyalty Circle

Columbus, OH 43219

Attn: Legal Department

E-mail: legal-structuredfinance@breadfinancial.com;

(b)	in the case of BFF:

Bread Financial Funding, LLC

3095 Loyalty Circle

Columbus, OH 43219

Attn: Treasurer

Phone Number: (484) 840-7754

E-mail: treasury-structuredfinance@breadfinancial.com;

With a copy to:

Bread Financial Funding, LLC

c/o Bread Financial Payments, Inc.

3095 Loyalty Circle

Columbus, OH 43219

Attn: Legal Department

E-mail: legal-structuredfinance@breadfinancial.com;

(c)	in the case of the Indenture Trustee:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, IL 60603

Attn: Bread Financial Card Issuance Trust

Phone Number: (732) 321-2515

E-mail: mark.esposito@usbank.com; and

(d)	in the case of the Owner Trustee:

BNY Mellon Trust of Delaware

103 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Attn: Corporate Trust Administration - Bread Financial Card Issuance Trust

Phone Number: (312) 827-1375

E-mail: Mitchell.Brumwell@BNY.com

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

Section 9.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

Section 9.05 Assignment. Notwithstanding anything to the contrary contained herein, other than BFF’s assignment of its right, title, and interest in, to and under this Agreement to the Trust as contemplated by Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that the Seller shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that in the case of an assignment pursuant to clauses (a) and (b), the Seller has given ten (10) days prior notice to BFF, the Trust, the Owner Trustee, the Indenture Trustee and each Rating Agency.

Section 9.06 Acknowledgment and Agreement of the Seller. The Seller expressly acknowledges and agrees that all of BFF’s right, title, and interest in, to, and under this Agreement, including all of BFF’s right, title, and interest in, to and under the Purchased Assets, may be assigned by BFF to the Trust and by the Trust to the Indenture Trustee, and the Seller consents to such assignments. The Seller further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against BFF, due to a breach by BFF of this Agreement or for any other reason, and notwithstanding the bankruptcy of BFF or any other event whatsoever, the Seller’s sole remedy shall be a claim against BFF for money damages, and then only to the extent of funds available to BFF, and in no event shall the Seller assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by BFF, the Trust, or the Indenture Trustee of Collections with respect to the Purchased Assets. Additionally, the Seller agrees that any amounts payable by the Seller to BFF hereunder which are to be paid by BFF to the Trust, the Indenture Trustee or the Servicer shall, upon receipt by the Seller of written instructions specifying the applicable payee and account, be paid by the Seller directly to the Trust, the Indenture Trustee or the Servicer, as applicable, as assignee (or the agent of an assignee) of BFF.

Section 9.07 Further Assurances. BFF and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Servicer, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, (a) the authorization, execution, or filing of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and (b) any actions or instruments to facilitate compliance with the FDIC Rule.

Section 9.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of BFF or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09 Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. Delivery of a signature page to, or an executed counterpart of, this Agreement and any other documents to be delivered in connection with the transactions contemplated hereby by email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document and any such other documents shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, enforceability or admissibility as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the UCC, and the parties hereto hereby waive any objection to the contrary.

Section 9.10 Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust, the Owner Trustee and the Indenture Trustee are express third-party beneficiaries of this Agreement.

Section 9.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14 Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by the Seller to BFF, by BFF to the Trust pursuant to the Transfer Agreement, and by the Trust to the Indenture Trustee pursuant to the Indenture.

Section 9.15 Non-petition Covenant. To the fullest extent permitted by applicable law, the Seller, by entering into this Agreement, agrees that it will not at any time, acquiesce, petition or otherwise invoke or cause BFF or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against BFF or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for BFF or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of BFF or the Trust.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, the Seller and BFF have caused this Agreement to be duly executed by their respective officers as of the date first above written.

COMENITY CAPITAL BANK

By:	/s/ Tom McGuire
Name: Tom McGuire
Title: Chief Financial Officer

BREAD FINANCIAL FUNDING, LLC

By:	/s/ Wai Chung
Name: Wai Chung
Title: Treasurer

[SIGNATURE PAGE TO RECEIVABLES PURCHASE AGREEMENT]

EXHIBIT A

FORM OF SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02 of the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________] (this “Supplemental Conveyance”), by and between COMENITY CAPITAL BANK, a Utah industrial bank (together with its permitted successors and assigns, the “Seller”), and BREAD FINANCIAL FUNDING, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “BFF”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and BFF are parties to a Receivables Purchase Agreement, dated as of June 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate [Initial Accounts][Additional Accounts] to be included as Accounts and the Seller wishes to convey its right, title and interest in, to and under the Receivables of such [Initial Accounts][Additional Accounts], whether existing at the [Initial Transfer Date][Addition Date] or thereafter created, to BFF pursuant to the Receivables Purchase Agreement; and

WHEREAS, BFF is willing to accept such designation and purchase such property subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and BFF hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“[Initial Cut-Off Date][Addition Cut-Off Date]” shall mean, with respect to the [Initial Accounts][Additional Accounts], the close of business on [___________, ____].

“[Initial Transfer Date][Addition Date]” shall mean [__________].

“[Initial Accounts][Additional Accounts]” shall mean the [Initial Accounts][Additional Accounts], as defined in the Receivables Purchase Agreement, that are designated hereby and listed on the account schedule attached hereto[, which shall constitute the initial RPA Account Schedule][, which shall supplement and amend the RPA Account Schedule].

“[Initial Purchased Assets][Additional Purchased Assets]” shall have the meaning set forth in Section 3.

2. Designation of [Initial Accounts][Additional Accounts]. The Seller hereby designates the [Initial][Additional] Accounts listed on the account schedule attached hereto as [Initial][Additional] Accounts under the Receivables Purchase Agreement. [The attached account schedule shall constitute the RPA Account Schedule for purposes of the Receivables Purchase Agreement.][The attached account schedule shall supplement and amend the RPA Account Schedule.] The Seller shall deliver supplements to the RPA Account Schedule in accordance with Section 2.01(e) of the Receivables Purchase Agreement.

3. Conveyance of Receivables.

The Seller does hereby sell, transfer, assign, set over and otherwise convey to BFF, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on [the Initial Transfer Date][the applicable Addition Date], in the case of Receivables arising in the [Initial][Additional] Accounts (including Related Accounts and Transferred Accounts with respect to such [Initial][Additional] Accounts) and thereafter created and arising from time to time in the [Initial][Additional] Accounts (unless such [Initial][Additional] Account has become a Removed Account), (ii) all Collections, Insurance Proceeds, Interchange, Merchant Discount Fees and Recoveries on or allocable to such Receivables, (iii) all monies due or to become due with respect to the foregoing, (iv) all amounts received with respect to all of the foregoing, and (v) all proceeds thereof (collectively, the “[Initial][Additional] Purchased Assets”). Each [Initial][Additional] Account will continue to be owned by the Seller and will not be an [Initial][Additional] Purchased Asset.

If necessary, the Seller agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the [Initial][Additional] Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the sale, transfer, assignment, set-over or other conveyance of its interest in the [Initial][Additional] Purchased Assets to BFF, and to deliver file-stamped copies of such financing statements or amendments or other evidence of such filings to BFF as soon as is practicable on or after the [Initial Transfer Date][Addition Date].

The Seller further agrees, at its own expense, on or prior to the [Initial Transfer Date][Addition Date] to indicate in its books and records (including its computer files) that Receivables created in connection with the [Initial][Additional] Accounts and the [Initial][Additional] Purchased Assets have been sold to BFF. The Seller agrees that it shall indicate the sale of the Receivables in its computer files by including in the portfolio identifier field a three-digit number within the range of “600” to “699” that identifies each Account as subject to this Agreement and the Transfer Agreement (each, a “Securitization Code”). The Seller further agrees not to alter the Securitization Code referenced in this paragraph except in accordance with Section 2.01(d) of the Receivables Purchase Agreement.

The parties to this Supplemental Conveyance intend that the conveyance of the Seller’s right, title and interest in, to and under the [Initial][Additional] Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to BFF. It is the intention of the parties to this Supplemental Conveyance that the arrangements with respect to the [Initial][Additional] Purchased Assets shall constitute a purchase and sale of the [Initial][Additional] Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties to this Supplemental Conveyance that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to BFF a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the [Initial][Additional] Purchased Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the [Initial][Additional] Purchased Assets, and all proceeds thereof, to secure the Seller’s obligations hereunder.

4. Acceptance by BFF. BFF hereby acknowledges its acceptance and purchase of all right, title and interest in, to and under the [Initial][Additional] Purchased Assets conveyed to BFF pursuant to Section 3 of this Supplemental Conveyance.

5. Representations and Warranties of the Seller. The Seller hereby acknowledges that it makes as of the [Initial Transfer Date][Addition Date] the representations and warranties in Section 4.01 and Section 4.02 of the Receivables Purchase Agreement with respect to the [Initial][Additional] Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the [Initial Transfer Date][Addition Date] to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Supplemental Conveyance will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller and BFF have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

COMENITY CAPITAL BANK

By:
Name:
Title:

BREAD FINANCIAL FUNDING, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENTAL CONVEYANCE]

[RPA Account Schedule][Supplement to RPA Account Schedule]

to

Supplemental

Conveyance

[INITIAL][ADDITIONAL] ACCOUNTS

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

(As required by Section 2.03 of the Receivables Purchase Agreement)

Reassignment No. [___] of Receivables in Removed Accounts, dated as of [__________] (this “Reassignment”), by and between COMENITY CAPITAL BANK, a Utah industrial bank (together with its permitted successors and assigns, the “Seller”), and BREAD FINANCIAL FUNDING, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “BFF”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and BFF are parties to a Receivables Purchase Agreement, dated as of June 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to remove from BFF all Reassigned Assets owned by BFF in certain designated Accounts and to cause BFF to reconvey the Reassigned Assets of such Removed Accounts, whether now existing or hereafter created, from BFF to the Seller; and

WHEREAS, BFF is willing to accept such designation and to reconvey the Reassigned Assets in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and BFF hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Reassigned Assets” has the meaning set forth in Section 3(a).

“Removal Date” shall mean, with respect to the Removed Accounts, [___________, ____].

“Removed Accounts” shall mean the Removed Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on the supplement to the RPA Account Schedule attached hereto.

2. Designation of Removed Accounts. On or prior to the seventh (7th) Business Day following the Removal Date, the Seller shall deliver or cause to BFF a supplement to the RPA Account Schedule, specifying for each such Removed Account as of the Removal Date, its account number and the aggregate amount of Receivables in such Removed Account. Such supplement to the RPA Account Schedule shall be marked as an account schedule to this Reassignment, is hereby incorporated into and made part of this Reassignment, and shall supplement the RPA Account Schedule delivered pursuant to the Receivables Purchase Agreement.

3. Conveyance of Receivables. (a) In consideration of the Seller’s payment for the Reassigned Assets, BFF does hereby sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of BFF in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof (collectively, the “Reassigned Assets”).

(b) In connection with such reassignment, BFF agrees to execute and deliver to the Seller, on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Seller with respect to the Reassigned Assets evidencing release by BFF of its security interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as necessary to terminate such interest.

4. Representations and Warranties. The Seller hereby represents and warrants to BFF as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.03(a)(iii) of the Receivables Purchase Agreement, as of the Removal Date, is true and complete in all material respects.

5. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Receivables Purchase Agreement.

6. Counterparts. This Reassignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

7. Governing Law. This Reassignment will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller and BFF have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the date first above written.

COMENITY CAPITAL BANK

By:
Name:
Title:

BREAD FINANCIAL FUNDING, LLC

By:
Name:
Title:

Supplement to RPA Account Schedule

to

Reassignment

REMOVED ACCOUNTS

SCHEDULE 1

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a) Definitions. As used in this Schedule: (i) “sponsor” means Comenity Capital Bank (or any successor insured depository institution designated as sponsor for purposes of the FDIC Rule); (ii) “Issuer” means, collectively, BFF, the Trust and each other transferee of the Purchased Assets that is an “issuer” as defined in the FDIC Rule; (iii) “servicer” means the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule; (iv) “obligations” or “securitization obligations” mean the Notes; and (v) “financial assets” and “securitized financial assets” mean the Purchased Assets.

(b) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(c) Offering Document Disclosures. (i) The Issuer shall ensure that, prior to the sale of the obligations, the offering documents provide, to the extent applicable and in accordance with the FDIC Rule, disclosure regarding the credit quality and performance of the financial assets, including the information required by the FDIC Rule and any applicable FDIC staff interpretations. In the case of an issuance of obligations that is subject to 17 CFR part 229, subpart 229.1100 (Regulation AB of the Securities and Exchange Commission (Regulation AB)), the documents shall require that, on or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. The documents shall require that such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered. Information that is unknown or not available to the sponsor or the Trust after reasonable investigation may be omitted if the Issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable.

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule; any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets.

Sch-1

(iii) While obligations are outstanding, the Issuer shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole.

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(d) Other FDIC Rule Requirements. The Issuer shall (to the extent applicable to the Issuer) comply in all material respects with the FDIC Rule Requirements with respect to, among other matters, documentation and disclosure of representations and warranties and related repurchase obligations, investor reporting, servicing standards, and the treatment of modifications, substitutions and removals.

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